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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2000 (except for Notes 2 and 18 as to which the date is March 31, 2000) included and incorporated by reference in the Proxy Statement of Abraxas Petroleum Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Abraxas Petroleum Corporation dated July 16, 2001 for the registration of 3,968,488 shares of its common stock.

We also consent to the use of our report dated July 16, 2001 with respect to the additional financial information, entitled "Reconciliation With Canadian Generally Accepted Accounting Principles", of Abraxas Petroleum Corporation as of December 31, 1999 for the two years then ended in the Registration Statement (Form S-4) and Prospectus of Abraxas Petroleum Corporation dated July 16, 2001 for the registration of 3,968,488 shares of its common stock.


                                          Ernst & Young LLP


San Antonio, Texas
July 16, 2001